                                                                   EXHIBIT 10.40

                              OFFICER'S CERTIFICATE





         I, the undersigned, do hereby certify and represent that:



         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.



         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.40 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.



         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.





                       By:      /s/  Hannes T. Smarason
                                ---------------------------

                       Name:    Hannes T. Smarason
                       Title:   Senior Vice President and Chief Business Officer

                   THE MINISTER FOR HEALTH AND SOCIAL SECURITY

                                  MAKES KNOWN:



                        that pursuant to Act No. 139/1998

                           on a Health Sector Database



                            ISLENSK ERFDAGREINING EHF

                           STATE REG. NO. 691295-3549

                                   LYNGHALS 1

                                    REYKJAVIK



  has on this day been granted an exclusive Operating Licence for the creation and operation of a Health Sector Database



The Operating Licence is issued with the objective of creating and operating in Iceland a Centralised Health Sector Database with non-personally identifiable health data for the purpose of increasing knowledge for the improvement of health and the promotion of health services. The creation and operation of the Database is intended to result in an integrated collection of data with records of numerical data from the majority of the medical records already existing and which will exist during the term of the Operating Licence in Iceland. The data shall be processed with a view to serving the health system as a whole, individual health institutions, self-employed health service workers and the nation as a whole.

The Operating Licence is issued with all the conditions, rights and obligations contained in the Operating Licence itself, Act No. 139/1998 on a Health Sector Database, as current at any time, and regulations issued on the basis of the said act during the term of the Licence



                   The Ministry of Health and Social Security

                                 22 January 2000



                          Ingibjorg Palmadottir [sign.]



                           David R. Gunnarsson [sign.]

                                                            OPERATING LICENCE 1

                                OPERATING LICENCE



                                    ISSUED TO



                           ISLENSK ERFDAGREINING EHF.

                           STATE REG. NO. 691295-3549

                                   LYNGHALS 1

                                    REYKJAVIK



                                       FOR



                           THE CREATION AND OPERATION

                                       OF

                            A HEALTH SECTOR DATABASE







                     MINISTRY OF HEALTH AND SOCIAL SECURITY

                                  JANUARY 2000


                                                            OPERATING LICENCE 2

                                   TABLE OF CONTENTS



Article 1: Preamble......................................................................3

Article 2: Definitions...................................................................4

Article 3: General and Financial Conditions..............................................6

Article 4: Transfer of Data..............................................................7

Article 5: Role of the Monitoring Committee..............................................9

Article 6: Role of the Data Protection Commission.......................................10

Article 7: Conditions for Processing and Handling of Data...............................11

Article 8: Intellectual Property Rights.................................................13

Article 9: Process on the Revocation of the Operating Licence...........................15

Article 10: Payment of Costs Etc........................................................16

Article 11: Surveillance................................................................17

Article 12: Assignment and Enforcement..................................................18

Article 13: Disputes....................................................................18

Article 14: Revocation of Licence, Sanctions, Penalties and Compensation................18

Article 15: Term, Review and Issue of Licence...........................................18


LIST OF ANNEXES


ANNEX A:          GENERAL SPECIFICATIONS
ANNEX B:          TRANSFER OF DATA TO THE HEALTH SECTOR DATABASE
ANNEX C:          THE MAIN FORMAL AND SUBSTANTIVE CONTENTS OF AGREEMENTS
ANNEX D:          STATUS REPORT ON HEALTH DATA
ANNEX E:          TERMS OF FINANCIAL SEGREGATION
ANNEX F:          REGISTER OF HEALTH PROFESSIONS
ANNEX G:          TECHNOLOGY, SECURITY AND ORGANISATION TERMS OF THE DATA
                  PROTECTION COMMISSION

                                                            OPERATING LICENCE 3

                                OPERATING LICENCE



                                    ISSUED TO



                           ISLENSK ERFDAGREINING EHF.

                           STATE REG. NO. 691295-3549

                                   LYNGHALS 1

                                    REYKJAVIK



                                       FOR



                           THE CREATION AND OPERATION

                                       OF

                            A HEALTH SECTOR DATABASE



                                    ARTICLE 1

                                    PREAMBLE

1.1 This Operating Licence is issued with the objective of creating and operating in Iceland a Centralised Health Sector Database, in the Operating Licence also referred to as "the Health Sector Database" or "the Database", with non-personally identifiable health data for the purpose of increasing knowledge for the improvement of health and the promotion of health services.

1.2 The creation and operation of the Database is intended to result in an integrated collection of data with records of numerical and encoded data from the majority of the medical records already existing and which will exist during the term of the Operating Licence in Iceland and to which access is not restricted pursuant to the provisions of this Operating Licence. The data shall be processed with a view to serving the health system as a whole, individual health institutions, self-employed health service workers and the nation as a whole.

1.3 The Operating Licence is issued by the Minister for Health and Social Security, who in this Licence is referred to as the "Issuer," pursuant to Act No. 139/1998 on a Health Sector Database.

1.4 The Operating Licence is issued to Islensk erfdagreining ehf., State Reg. No. 691295-3549, of Lynghals 1, Reykjavik, referred to in this Operating Licence as the Licensee, with all the conditions, rights and obligations contained in this Operating Licence, Act No. 139/1998 on a Health Sector Database and regulations issued on the basis of the said act on the effective date of the Operating Licence and during the term of its effect.

1.5 This Operating Licence is issued on the basis of information on the scope of activities, projects and work plan of the Licensee, which have been submitted by the Licensee, and on the basis of Technology, Security and Organisation Terms of the Data Protection Commission, which are attached to this Operating Licence as ANNEX G.




                                                            OPERATING LICENCE 4

1.6 The Operating Licence extends to the creation and operation of a centralised Health Sector Database pursuant to Act No. 139/1998, on a Health Sector Database, as current at any time, and regulations issued pursuant to that Act.

1.7 The Operating Licence, the operation of the Database and the operation of a Centralised Health Sector Database, and the handling of data from the Database shall at all times be consistent with Icelandic law and regulations, as current at any time, international agreements and any international commitments to which Iceland is or becomes a party.

1.8 All data that enters the Health Sector Database is the common property of the Icelandic nation and in the care and under the responsibility of the Minister for Health and Social Security, acting for the Icelandic Government. This applies both during the time that the Operating Licence is in effect and after its expiration.

1.9 The Operating Licence provides for the conditions which form the original basis for the issue of an Operating Licence for the creation and operation of a Health Sector Database. During the term of the Operating Licence these conditions may change in the light of experience and further requirements by surveillance authorities, the Issuer and the Licensee.

1.10 Individual provisions of the Operating Licence refer to Annexes attached to the Operating Licence and all bear the identification of the Ministry for Health and Social Security, and they are all inseparable parts of the Operating Licence. The Annexes, seven in number, are identified with the letters A-G, as shown in the list of annexes attached to the Operating Licence on p. 22 [page no. of original Icel. document].

                                    ARTICLE 2

                                   DEFINITIONS

2.1 The following terms, wherever they appear in this Operating Licence, shall have the meaning specified below:

a) "General Specifications" means the general specifications for medical records systems, as current and as updated by the Ministry of Health and Social Security at any time, currently the updated report of the Ministry of January 2000, attached to this Operating Licence as ANNEX A.

b) "Direct access" means access to the primary data in the Database or copies thereof, cf. Paragraph 3 of Article 10 of the Act.

c) "Encryption" means the transformation of words or numbers into an unintelligible sequence of symbols.

d) "One-way encryption" means the transformation of words or numbers into an unintelligible sequence of symbols which cannot be traced back using a decryption key.

e) "Genetic data" means any data pertaining to the inheritable features of an individual or the hereditary pattern of such features within a group of related individuals, and furthermore all data pertaining to the transfer of genetic information (genes) pertaining to features which determine the diseases and health of individuals and groups of related individuals, regardless of whether such features can be identified or not.

f) "Transfer of data to the Database" means the summary of the handling and transfer of data to the Health Sector Database attached to this Operating Licence as Annex B.


                                                            OPERATING LICENCE 5

g) "Query layer" means the software intended to process research or queries in the Health Sector Database.

h) "Health Sector Database" means a collection of data containing the medical data registered in a co-ordinated systematic manner in a single centralised database intended for processing and dissemination of information as further provided for in Act No. 139/1998, on a Health Sector Database, the regulation on a Health Sector Database and this Operating Licence.

i) "Medical data" means data pertaining to the health of individuals, including genetic data.

j) "The Main Formal and Substantive Contents of Agreements" means a summary of formal and substantive contents of agreements between the Licensee and health institutions and self-employed health service workers and attached to the Operating Licence as ANNEX C.

k) "Intellectual property rights" means the following rights: i.) Any rights in the area of intellectual property rights to software which is necessary for the creation and operation of the Database, i.e. copyright, trade mark rights, patent rights, design rights, business and technical know-how or other rights. Software in this context refers to computer programmes, any systems descriptions and related documents and any handbooks and other accompanying documents. ii.) Any rights in the area of intellectual property rights to the Database, i.e. copyrights, sui generis rights pursuant to EU Directive No. 96/9 of 11 March 1996 on the legal protection of databases, trade mark rights, patent rights, design rights, business and technical know-how or other rights. iii.) Any rights in the area of intellectual property rights, i.e. copyright, trademarks, patents, design rights, business and technical know-how or other rights, even if they extend directly neither to software or a database, if the rights are necessary for the creation or the operation of the Database. In all cases, this is a reference to rights, whether they are presently known or established later, and both to the rights in their entirety and licences to use such rights.

l) "Centralised Health Sector Database" and "Database" means the Health Sector Database pursuant to Act No. 139/1998, on a Health Sector Database, the Regulation on a Health Sector Database and this Operating Licence.

m) "Non-personally identifiable data" means data on an individual which are not identifiable according to the definition of Subsection (n) below.

n) "Personal data" means all data on an identified or identifiable individual. An individual is regarded as identifiable if he can be identified, directly or indirectly, e.g. by reference to an identity number or one or more features specific to his physical, physiological, mental, economic, cultural or social identity.

o)       "Regulation" means the Regulation on a Health Sector Database.

p)       "Operating Licence" means this Operating Licence.

q) "The Terms on Financial Segregation" means further conditions and terms on the financial segregation of the operation by the Licensee of the Database and other operations of the Licensee, attached to this Operating Licence as ANNEX E.

r) "Register of Health Professions" means a separate register of certified health professions, attached to this Operating Licence as ANNEX F.



                                                             OPERATING LICENCE 6

s) "The Monitoring Committee" means the Committee on the Creation and Operation of a Health Sector Database pursuant to Article 6 of Act No. 139/1998, and Chapter V of the Regulation.

t) "Status Report on Health Data" means the Status Report on Health Data as current at any time and as updated by the Ministry of Health and Social Security, currently the updated report of the Ministry of January 2000, attached to this Operating Licence as ANNEX D.

u) "Query classes" means specific classes of queries which are comparable and processed using software in the query layer of the Health Sector Database.

v) "Data Protection Commission" means the Data Protection Commission pursuant to Act No. 121/1989 on the registration and handling of personal data, cf. also Sub-Section 2 of Article 5 and Paragraph 1 of
         Article 12 in Act No. 139/1998, and Chapter VII of the Regulation on a Health Sector Database.

w) "Science Ethics Committee" means the Science Ethics Committee pursuant to Article 1 of Regulation No. 552/1999, on Scientific Research in the Health Sector, cf. Paragraph 4 of Article 2 in Act No. 74/1998 on Patients' Rights.

x) "Interdisciplinary Ethics Committee" means the Interdisciplinary Ethics Committee pursuant to Article 12 of Act No. 139/1998 and Chapter VI of the Regulation.

y) "Security Terms of the Data Protection Commission" means the conditions and security requirements in the Technology, Security and Organisation Terms of the Health Sector Database, as well as the main security requirements and conditions of the Data Protection Commission for the operation of the Database as current at any time, currently in the second edition of the Data Protection Commission dated 19 January 2000, attached to this Operating Licence as ANNEX G.

                                    ARTICLE 3

                        GENERAL AND FINANCIAL CONDITIONS

3.1 The Licensee shall without exception meet all the conditions laid down in this Operating Licence.

3.2 The Licensee shall endeavour to maintain at all times good co-operation with the Ministry of Health and Social Security, the Directorate of Public Health, health institutions and self-employed health service workers, the Monitoring Committee, the Data Protection Commission, the Interdisciplinary Ethics Committee and the National Audit Bureau.

3.3 The Licensee shall in all respects observe applicable and current legal provisions on health services, currently Act No. 97/1990, as amended. The Directorate of Public Health is responsible for monitoring of the Licensee's observance of the provisions of legislation and regulations regarding health in general and the security of patients and the public.

3.4 The Health Sector Database shall be located exclusively in Iceland. Processing from the Database shall take place exclusively in Iceland. The Licensee shall not transfer any data to which he is granted access to other databases or merge them or connect with activities taking place elsewhere, unless the consent of the surveillance authorities has been obtained pursuant to the instructions laid down in the Act, Regulation or Operating Licence.

3.5 The Licensee shall not begin processing in the Health Sector Database until an assessment has been conducted by an independent expert in the field of information

                                                            OPERATING LICENCE 7
         systems security. The Operating Committee is responsible for the conduct of such an assessment.

3.6 The Licensee is, in his business transactions with third parties in respect of the creation and operation of a Health Sector Database, bound by the provisions of the Competition Act, No. 8/1993, and the provisions of the EEA Agreement, cf. Act No. 2/1993, as applicable, cf. in particular the provisions of Chapter IV of the EEA Agreement. The Licensee shall in the creation and operation of the Health Sector Database refrain from abusing his position as Licensee in his business with parties purchasing his services, e.g. through unreasonable fees for the services, by refusing business with competitors or by discriminating among his business partners through the use of dissimilar business terms or other onerous business terms. Special business terms, such as discounts for extensive business, shall be based on general and transparent business terms.

3.7 The operation of the Health Sector Database shall be financially segregated from other activities of the Licensee, cf. Paragraph 2 of
         Article 14 in the Competition Act No. 8/1993. The operation of the Health Sector Database shall be conducted within a separate operating unit or department, and keep separate accounts. Accounting shall be conducted in conformance with rules of law on accounting. A separate Initial Balance Sheet shall be established. Assets regarded as pertaining to the activities covered by the Operating Licence shall be appraised at market value where possible, or at replacement value following reasonable depreciation. Liabilities of the activities covered by the Operating Licence shall include only liabilities connected with such activities alone.

3.8 All joint use of the operation subject to the Operating Licence and the competitive operations of the Licensee, such as use of real estate, machinery and human resources, shall be valued at market price on an arm's length basis. In the event that market price is not available, the value shall be based on cost price plus a reasonable mark-up. Similarly, business between the operation subject to the Operating Licence and other departments shall be conducted on an arm's length basis. When the utilisation of the Health Sector Database has begun, the party responsible for the day-to-day administration of the operation subject to the Operating Licence shall not be responsible for the administration of the departments of the Licensee engaged in competitive activities.

3.9 The Licensee shall meet the further conditions on the arrangement of financial segregation of the Licensee contained in the Annex "Terms of Financial Segregation", attached to the Operating Licence as ANNEX E.

                                    ARTICLE 4

                                TRANSFER OF DATA

4.1 The Licensee shall observe directions on the collection, transfer, preservation and processing of data pursuant to recognised international rules on science ethics and rules established on the basis of such international rules and current in Iceland at any time.

4.2 The Licensee is aware of the fact that a patient may at any time request that information concerning him should not be transferred to the Health Sector Database. A patient's request to such effect may involve all information already available on the patient in medical records or which may be recorded, or further specified information. Such a request from a patient shall also be observed after his death. In the event that a patient wishes to have information on him transferred to the Health Sector Database, despite the fact that a health institution or self-employed health service worker has not entered into an agreement on such transfer of information, the patient shall submit a request to this

                                                            OPERATING LICENCE 8
         effect to the Directorate of Public Health. The Directorate of Public Health shall ensure that such a request from a patient is carried out.

4.3 Information may be delivered to the Licensee which has been processed from medical records, for transfer into the Health Sector Database with the approval of health institutions or self-employed health service workers. The transfer of information shall conform to the security requirements of the Data Protection Commission.

4.4 Before the commencement of transfer of data into the Database, the Licensee shall enter into written agreements with the health institutions in question or self-employed health service workers on access to information from medical records and the handling of such information, containing, at a minimum, the items specified in ANNEX C "Main Formal and Substantive Contents of Agreements".

4.5 Medical information shall be recorded so as to form an integrated data collection where information is recorded from the medical records currently available and becoming available during the term of the Operating Licence in Iceland and to which access is not limited pursuant to the terms of this Operating Licence.

4.6 The recording of health data for transfer to the Health Sector Database specified in ANNEX B shall proceed in stages. First, medical data reaching back to 1986 shall be processed. During the second stage, the intention is to process data from medical information before 1986. The Monitoring Committee shall, on the recommendation of the Ministry of Health and Social Security and the Directorate of Public Health, take responsibility for co-ordination in this regard in the conclusion of agreements with health institutions and self-employed health service workers.

4.7 Information processed pursuant to Section 4.6 may be transferred to the Licensee through the Encryption Agency of the Data Protection Commission, cf. the Security Terms of the Data Protection Commission. Such information consists on the one hand of data from the National Register and on the other hand encoded and other numerical data. ANNEX B, "Transfer of Data to the Database" lists the categories of data on which the Licensee may negotiate for transfer with health institutions and self-employed health service workers.

4.8 After a co-ordinated medical record has been taken into use, medical data will be recorded in accordance with the structure of an electronic medical file. Encoded and other numerical data defined in ANNEX B "Transfer of Data to the Database" may be transferred from electronic patient records to the Licensee through the Encryption Agency of the Data Protection Commission.

4.9 Data from specific systems created for scientific research may not be transferred to the Health Sector Database unless an agreement has been made with the originators and owners of such systems and the transfer is consistent with the Security Terms of the Data Protection Commission. Furthermore, data from specific systems set up for experimental or development purposes may not be transferred to the Health Sector Database unless a separate agreement to such effect has been concluded. No data which is not specified in ANNEX B, "Transfer of Data to the Database" may be transferred to the Database without special permission of the Data Protection Commission, as further provided in ANNEX B.

4.10 Health institutions and self-employed health service workers shall notify the Data Protection Commission and the Operating Company immediately if the security of data and personal privacy are endangered.


                                                            OPERATING LICENCE 9

                                    ARTICLE 5

                        ROLE OF THE MONITORING COMMITTEE

5.1 The Monitoring Committee shall supervise the making of agreements of the Licensee with health institutions, on the one hand, and self-employed health service workers, on the other hand, in order to ensure the necessary consistency. The Monitoring Committee shall protect the interests of the public health authorities, health institutions, self-employed health service workers and scientists in the making of agreements.

5.2 Agreements between parties pursuant to Section 5.1 shall provide for remuneration payable by the Licensee pursuant to Paragraph 2 of Article 6 of Act No. 139/1998, and other substantive items contained in the Annex "Main Formal and Substantive Contents of Agreements", attached to this Operating Licence as ANNEX C.

5.3 The Licensee shall keep the Monitoring Committee informed on the position of negotiations at any time. Confirmation by the Monitoring Committee of an agreement between the Licensee and individual health institutions or self-employed health service workers is a prerequisite for the validity of the agreement. The parties shall be notified of the Committee's conclusion within two weeks from the time that the agreement was submitted to the Committee for confirmation.

5.4 The Licensee shall provide the Monitoring Committee with all information which may be relevant to the work and duties of the Committee.

5.5 The Licensee shall ensure that the Monitoring Committee always has access to information on all research or queries or classes of queries submitted to the Licensee for processing and information on the research parties and parties submitting queries.

5.6 The Licensee shall deliver to the Monitoring Committee for safe-keeping backup copies of the Database. A representative of the Monitoring Committee shall be present at the making of the backup copies. The backup copies shall be designed to enable the Monitoring Committee to take over the operation of the Database in the event that the Licensee discontinues its operation for any reason. The Committee shall be delivered equipment or provided access to equipment to verify whether the backup copies are adequate. The backup copies shall be transported by an employee of the Monitoring Committee and deposited in fireproof and guarded premises controlled by the Committee or in a Bank safety deposit box. The Monitoring Committee shall perform tests of the backup procedure at regular intervals.

5.7 Before processing in the Database begins, the Licensee shall submit to the Monitoring Committee for approval a detailed description of the process of making backup copies, which shall include the following information:

         -  A general description of the backup process

         -  The process of making a backup copy

         -  The input and output of the backup process

         - Description of the type of backup medium being used (what operating system, software and hardware) and whether, and if so how, it is re-used and what the lifetime of the backup medium is.

         -  What the source of the backup is, i.e. software and hardware.




                                                            OPERATING LICENCE 10

         - When the backup takes place according to a backup schedule, i.e. how often a full backup is made, how often incremental backups are made and how far back in time backup copies are preserved.

         - Who performs the backup.

         - Whether any errors have been reported.

         - How backup copies are destroyed.

         - What backup copies are in existence and their dates.

         - The method of ascertaining whether a backup has been successful

         - That configuration control is used.

5.8 When the Monitoring Committee has approved the description by the Licensee of the process of making backup copies, the Committee shall deliver the description to the Data Protection Commission which shall establish security requirements and terms which shall be used in making, transporting, and safe-keeping backup copies.

                                    ARTICLE 6

                     ROLE OF THE DATA PROTECTION COMMISSION

6.1 The Licensee shall meet the current Technology, Security and Organisation Terms of the Data Protection Commission at any time in the creation and operation of the Database in conformity with the terms set out in APPENDIX G.

6.2 The Data Protection Commission may review the Technology, Security and Organisation Terms to be met by the Licensee in the light of new technology, experience or changed circumstances, and establish a deadline for the Licensee to comply with the new requirements.

6.3 The Licensee shall not make any alterations in matters of technology, security and Organization, including changes in software or hardware, except pursuant to rules established by the Data Protection Commission.

6.4 In the event of circumstances where the security of data may be at risk, the Data Protection Commission may prohibit further processing in the Database until such time as the Data Protection Commission is satisfied that data security is adequate.

6.5 The Data Protection Commission shall operate an Encryption Agency which shall carry out the transfer of all data to the Health Sector Database. The Encryption Agency of the Data Protection Commission shall take delivery of encrypted health data from health institutions and self-employed health service workers which have concluded agreements with the Licensee.

6.6 The Licensee shall establish rules of procedure and work processes which meet the conditions of the Data Protection Commission in order to ensure privacy protection in the cross-referencing of data from the Health Sector Database, a genealogical database and a database containing genetic data. The Data Protection Commission shall attach such conditions to its approval of the rules of procedure and work processes of the Licensee as it considers necessary at any time to ensure privacy protection and data security in the Health Sector Database. Among the conditions for the approval of the Data Protection Commission is that the results should be non-personally identifiable.

6.7 If it becomes evident that results obtained from cross-referencing of data are personally identifiable, the Data Protection Commission may order the destruction of such results in




                                                            OPERATING LICENCE 11
         their entirety or in part and revoke its approval. During the course of investigation, the Data Protection Commission may prohibit further cross-referencing of data on the basis of its approval and take custody of the results. In the event that the Licensee does not observe the conditions of the Data Protection Commission on the cross-referencing of data, the Data Protection Commission may revoke its approval pursuant to Section 6.6.

6.8 In order to preserve the security of personal data, the Data Protection Commission may establish rules to be observed during the collection, registration and processing of medical data in the medical records system in preparation for their transfer to the Encryption Agency of the Data Protection Commission. Those employees of Health Institutions and self-employed health service workers who are directly employed in the transfer of health data to the Health Sector Database shall not be involved in the Licensee's operation of the Database. Health Institutions and self-employed health service workers are responsible for the delivery of health data to the Encryption Agency of the Data Protection Commission.

6.9 The Data Protection Commission is responsible for monitoring the creation and operation of the Health Sector Database as regards the recording and processing of medical data and the security of data in the Health Sector Database. The Data Protection Commission shall take measures to monitor observance of the conditions established by the Commission.

6.10 The Data Protection Commission may inspect the technology, security and organisation aspects of the Health Sector Database whenever necessary. The Data Protection Commission may conduct any tests or inspection or take any surveillance action it may regard as necessary and demand the required assistance of the personnel of the Licensee in taking such action.

6.11 The Data Protection Commission may require from the Licensee and any of the Licensee's employees any information necessary for the Commission to perform its tasks, including information to determine whether a particular activity falls under the provisions of regulations and legislation on the Health Sector Database. The Data Protection Commission may also summon personnel of the Licensee and persons employed by the Licensee to appear before the Commission and provide oral information and explanations.

6.12 In the course of its surveillance duties, the Data Protection Commission shall have free access to the premises where the Health Sector Database is preserved and processing takes place. The Data Protection Commission may, by a special resolution, entrust specific employees and consultants with certain aspects of the work entrusted to the Data Protection Commission pursuant to Act No. 139/1998, on a Health Sector Database and the Regulation issued on the basis of the Act.

                                    ARTICLE 7

                 CONDITIONS FOR PROCESSING AND HANDLING OF DATA

7.1 The recording and processing of medical data for transfer to the Health Sector Database shall be performed or controlled by employees who are licensed health-care professionals in order to ensure accurate recording and confidentiality. The "Register of Health-Care Professions" attached to this Operating Licence in ANNEX F is a list of licensed health-care professions.

7.2 The Ministry of Health and Social Security and the Directorate of Public Health shall at all times have access to statistical data from the Database. The data shall be in accessible




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         form and meet the specifications of the health authorities as current at any time. The data shall be prepared so as to be directly usable for the preparation of health reports, plans, policies and projects of the Ministry and the Directorate of Public Health. The data shall be supplied to the above parties free of charge. The access of the above parties is subject to the approval and surveillance of the Data Protection Commission.

7.3 The Licensee shall meet the conditions and requirements contained in the Annex "Status Report on Health Data", attached to the Operating Licence as ANNEX D, and all subsequent amendments, whether in place of or in addition to the said "Status Report on Health Data". In other respects, the parties shall consult on changes resulting from special needs and requests in individual fields and developments and innovations which may emerge during the term of the Operating Licence.

7.4 Data shall be prepared for transfer to the Health Sector Database in such a way as to meet the needs of the institutions or self-employed health service workers for a co-ordinated information system, the needs of specialist fields and the needs of public health authorities, and in such a way as to be of use in scientific research.

7.5 The Executive Boards of health institutions shall take the initiative in consulting with the relevant professional associations, head physicians of institutions, head physicians of divisions and nursing supervisors in order to ensure that the data is as useful as possible for administration and research. Furthermore, consultations shall be held with the above parties regarding what information should be processed from medical files and whether any information is of such a nature that it should not be transferred to the centralised Database.

7.6 The Licensee shall meet the conditions and requirements laid down in the Annex "General Specifications" attached to the Operating Licence as ANNEX A and all subsequent amendments, whether in place of or in addition to the said "General Specifications". The Licensee shall furthermore meet the guidelines laid out in the appendix "Transfer of Data to the Database" attached to the Operating Licence as ANNEX B. In other respects the parties shall consult on additions or alterations with respects to the specialised part of electronic patient records, special needs and requests in individual fields and developments and innovations which may emerge during the term of the Operating Licence.

7.7 In the handling of files, other data and information, the conditions regarded as necessary by the Data Protection Commission at any time shall be observed. Personal identifiers shall be encrypted prior to transfer to the Database in order to ensure that the employees of the Licensee work only with non-personally identifiable data. The employees of the health institutions in questions or self-employed health service workers shall prepare data for transfer to the Health Sector Database. Medical data shall be transferred in encrypted form in order to preserve their security. Personal identifiers shall be one-way encrypted, i.e. using encryption which cannot be traced back using an identifying key. Access to data in medical records is in other respects governed by the Act on Patients' Rights, the Act on Health Service and the Act on the Recording and Handling of Personal Data.

7.8 Data which are recorded or obtained by processing in the Health Sector Database may be utilised to develop new or improved methods of promoting health, prognosis, diagnosis and treatment of diseases, to seek the most efficient methods in the operation of health systems and in the interests of reporting in the area of health. The Licensee is authorised to process data in the Health Sector Database from the medical data of medical records recorded in the Database provided that measures are taken to ensure that in the course of



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         processing and cross-referencing of data, no information can be linked to personally identifiable individuals.

7.9      The Licensee may not grant direct access to the Database.

7.10 Before processing is begun in the Database, the Licensee shall inform the Monitoring Committee which parties in his employ work with the Database, its operation and development of software and which parties in his employ have access to the query layer. Furthermore, their roles and responsibilities shall be defined, as well as their access authorisation. The Licensee shall notify the Monitoring Committee of any intentions to confer responsibilities on new parties pursuant to this provision and ensure that the Security Terms of the Data Protection Commission are strictly observed.

7.11 Providing information on individuals from the Health Sector Database is prohibited. Only statistical information involving groups of individuals may be provided.

                                    ARTICLE 8

                          INTELLECTUAL PROPERTY RIGHTS

8.1 In Articles 8 and 9 of this Operating Licence, the terms "software" and "intellectual property rights", as intellectual property rights are defined in the Operating Licence, refer to software and intellectual property rights which are necessary following the expiration or termination of the term of this Operating Licence for the creation, operation and maintenance of the Health Sector Database in the interests of public health authorities, health institutions and self-employed health service workers, including for scientific research, cf. Articles 6 and 9, and Paragraph 1 of Article 10 in Act No. 139/1998. Software and intellectual property rights include software and rights utilised in the interests of the above parties during the term of the Operating Licence. Software and intellectual property rights pursuant to Articles 8 and 9 of this Operating Licence do not include the software and rights which, during the term of this Operating Licence are used only in the interests of the Licensee himself, or for commercial purposes pursuant to agreements with third parties.

8.2 Article 8 hereof applies to all agreements concluded by the Licensee for the purpose of obtaining intellectual property rights, cf. Sections 2.1(k) and 8.1, including but not limited to the contracts concluded by the Licensee with contractors on the creation of the Database, custom software, and on the adaptation of solutions with special reference to the Database, any agreements on the acquisition of utility licenses/utilisation rights, development of software or software solutions and any contracts on the purchase of or licences to components for software. Article 8 also extends to contracts of the Licensee with his employees and contracts with registration parties which the Licensee may conclude for the transfer of data to the Database.

8.3 The Licensee shall, on the expiration of the Licence pursuant to its provisions, ensure that the Issuer, or the party entrusted by the Issuer with the operation of the Database, receives without time limits, based on the term of the Licence, all use of intellectual property rights necessary for the creation and operation of the Database. This refers to any party which the Issuer may unilaterally decide to entrust with the operation of the Database following the expiration of the term of the Licence, whether this is an individual, legal entity, company or institution.

8.4 The Licensee shall ensure that utilisation, on his part, of intellectual property rights in respect of operating the Database is not subject to time limits which are based on the term of the Operating Licence. In cases where there are no rights of ownership, steps shall be

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         taken to ensure that licences or comparable rights are not restricted by such time limits, and the Issuer or such party as the Issuer may entrust with the operation of the Database shall have the option of renewing such contracts, at least on an equal basis with the Licensee, to the extent necessary for the utilisation of the rights.

8.5 The Licensee shall ensure, and take full responsibility, that the software used by him for the creation and operation of the Database is not in violation of any third-party rights. The same applies to the Database and other intellectual property rights.

8.6 In the event that the Licensee obtains a copyright on software, whether through contracts with a third party or through his own software design, the Licensee shall ensure that following the expiration of the Licence, he shall be capable of delivering to the Issuer all data necessary for the Issuer or such party as the Issuer may entrust with the operation of the Database, to continue the development and maintenance of the Software. Such data may only be used to develop software for the operation of the Health Sector Database. The Licensee shall ensure, e.g., that he acquires rights to the software contemporaneously with the creation of such rights by the other contracting party and that the Issuer, or such party as the Issuer may entrust with the operation of the Database, is permitted to accept delivery of the said data notwithstanding the fact that such data is in the possession of a party other than the Licensee, in the event that the estate of the contracting party is subjected to bankruptcy proceedings or if the other party is for some other reasons incapable of performing the contract. Furthermore, the Licensee shall ensure that he is authorised to transfer the rights to the software to the Issuer or subsequent licensees.

8.7 In the event that the Licensee, by contract, becomes the holder of licence rights, utilisation rights or other comparable rights to use software, the Licensee shall ensure that following the end of the term of the Operating Licence the Licensee will be capable of delivering or transferring to the Issuer, or such party as the Issuer may entrust with the operation of the Database, the number of user licenses pursuant to licensing and service contracts which are necessary to continue the creation and operation of the Database. The Licensee shall, in the event that the contracting party ceases to issue licenses or provide service for the software, or if the estate of the contracting party is subjected to bankruptcy proceedings, or if such party is for some other reasons incapable of performing the contract, attempt to ensure that the Issuer, Ministry of Health and Social Security, or the party to which the Minister may decide to entrust with the operation of the Database, shall be entitled to receive delivery of the information which may be necessary to maintain and develop the software notwithstanding the fact that such information is in the possession of a party other than the Licensee. The Licensee shall ensure the aforesaid in all contracts on custom manufacture, adaptation or development of software.

8.8 The Licensee shall ensure that all employees in his service, permanent or part-time, who participate or have participated in the engenderment of intellectual property rights, including the creation of the Database and the development, design or maintenance of software, undertakes in his employment contract, or through some other written undertaking, provisions to the effect that the software and intellectual property rights are wholly and fully the possession of the Licensee, and that the Licensee is authorised to utilise and transfer such rights in Iceland and in other countries by any method currently known or later practised, to any third party, in part or in full, and modify and continue to develop such work as the rights may extend to.

8.9 The employment contract or undertaking pursuant to Section 8.7 shall include a declaration by the employee to the effect that he may not provide access to any third



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         party to information or data pertaining to the software or intellectual property rights or use such data or information in his own interests or in the interests of others.

8.10 The Licensee shall not transfer to any third party or grant to any third party the rights to software, Database or other intellectual property rights which would prevent the Issuer, or such party as the Issuer may entrust with the operation of the Database, from utilising the software, database or rights in the operation of the Database, following the expiration of the Operating Licence. The Licensee shall ensure that the provisions of this Section are enforced, e.g. in any agreements on delivery of data from the Database.

8.11 At the end of the term of the Operating Licence, the Licensee is under obligation to take whatever steps necessary to enable the Issuer, or such party as the Issuer may entrust with the operation of the Database, to utilise intellectual property rights, e.g. to execute certain agreements with the Issuer, issue confirmations to any third party or for the registration of any rights if necessary in Iceland or abroad.

8.12 In the event that the Licensee, at the time that the Operating Licence expires or is terminated, is the owner of copyrights to software or the owner of other intellectual property rights which are used in the creation and operation of the Database, he shall for two years following the expiration of the Licence, provide the Issuer, or such party as the Issuer may entrust with the operation of the Database, with access to new versions which he may develop of the software.

8.13 The Licensee shall ensure that all data relating to software, including manuals, systems descriptions, and source programs, and data relating to the Database and other intellectual property rights are preserved in a secure and organised manner. The handling of such data during the term of the Operating Licence shall at all times be such as to ensure that, in the event of the revocation of the Operating Licence, the data may be delivered to the Issuer, or such party as the Issuer may entrust with the operation of the Database, and that the creation or operation of the Database can be taken over immediately.

8.14 One year from the time of issue of this Operating Licence, and annually thereafter during the term of the Operating Licence, the Monitoring Committee may order the performance of an inspection of the data of the Licensee in order to verify that the provisions of Article 8 of the Operating Licence and the provisions of Annex G on the Technology, Security and Organisation Terms of the Data Protection Commission on the handling of data are observed. The Licensee is under obligation to provide access to his premises and data for this purpose.

                                    ARTICLE 9

               PROCESS ON THE REVOCATION OF THE OPERATING LICENCE

9.1      When the Operating Licence expires pursuant to the provisions of
         Section 15.1 or in the event that the Operating Licence is revoked or the Licensee deprived of the License pursuant to the provisions of law, regulations or provisions of the Licence itself, the Issuer shall make a decision on the disposal and operation of the Database. The Monitoring Committee shall operate the Database until a final decision has been made on its future operation.

9.2 The Licensee shall, on the expiration or termination of the Operating Licence, deliver to the Issuer or such party as the Minster may entrust with the operation of the Database, the Database and all data relating to the software to which the Licensee has proprietary rights and which are necessary for the creation and operation of the Database, including systems descriptions and source programs. Furthermore, the Licensee shall deliver all necessary


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         documents for the transfer or provision of rights to other software which is necessary for the creation and operation of the Database. Delivery of data shall comply with the instructions of Annex G on the Technology, Security and Organisation Terms of the Data Protection Commission on the handling of data or, as applicable, the document which replaces it on the review of the terms.

9.3 On the expiration of the Operating Licence, the Licensee shall in the nine months immediately following the expiration provide the Issuer and the Monitoring Committee, without special remuneration, with the use of all hardware and software which may be necessary for the creation and operation of the Databse. The Issuer shall, during the course of this period, pay service fees and comparable fees in respect of the software, including license fees on patents and registration fees in respect of ther rights which may be due during the period.

9.4 During the nine month period immediately following the expiration of the Operation Licence pursuant to Section 15.1 or for other reasons, the Licensee shall ensure that intellectual property rights do not lapse or become lost for other reasons. The Licensee, in consultation with the Issuer and the Operaing Committee, take any necessary measures in this respect, e.g. pursuant to agreements of the Licensee with a third party, to register rights as well as any other measures which may be provided for by law.

9.5 An independent agreement between the Licensee and Issuer, signed on the issue of the Operating Licence, stipulates how the established rights of the Licensee shall be transferred to the Issuer on the expiration or termination of the Operating Licence. One of the conditions for the issue of the Operating Licence is the existence and validity of such an agreement. Breach of the agreement may result in loss of the Operating Licence.

                                   ARTICLE 10

                              PAYMENT OF COSTS ETC.

10.1 The Licensee shall during the term of the Operating Licence pay to the Icelandic government costs and fees as further provided hereinbelow in Sections 10.2 - 10.8 and in the Regulation on the Health Sector Database.

10.2 The Licensee shall pay all costs of the preparation and issue of the Operating Licence, the payment of such cost to be provided for in a Government Regulation on the Health Sector Database.

10.3 The Licensee shall pay all costs of the work of the Monitoring Committee. Following the end of each month the Licensee shall be invoiced for the cost of the work of the Committee in the preceding month. The invoice shall be paid within 15 days of its issue.

10.4 The Licensee shall pay all costs relating to service and monitoring of the operation of the Database, including the monitoring of the Data Protection Commission and the Cost of the Directorate of Public Health of publishing and promoting information on patients' rights, cf.
         Article 8 of the Act on a Health Sector Database. Following the end of each month the Licensee shall be invoiced for costs pursuant to Section
         10.4 in the preceding month. The invoice shall be paid within 15 days of its issue.

10.5 The Licensee shall pay all costs incurred in the processing of data for transfer to the Health Sector Database, i.e. all costs of processing the data of health institutions and self-employed health service workers for transfer to the Database, and the costs of producing an integrated information system, cf. Section 4.8, as further provided in agreements of the Licensee with the parties in question.




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10.6     In addition to costs pursuant to Sections 10.1 to 10.5, the Licensee shall, on the basis of an independent agreement with the Issuer which has been signed on the issue of the Operating Licence and constitutes one of the conditions for the issue of the Licence, pay a fixed remuneration to the Icelandic government and a share of the profit from the operation of Islensk erfdagreining ehf, such share to be used to promote health services, research and development.

10.7 The Licensee shall effect all payments pursuant to Sections 10.2, 10.3 and 10.4 in the office of the State Treasury. Payments pursuant to Sections 10.5 and 10.6 are subject to further agreement.

10.8 In the event of default by the Licensee as regards the payments due during the term of the Operating Licence pursuant to this Article or pursuant to the Agreement referred to in Section 10.6, the Minister for Health and Social Security may revoke the Operating Licence.

                                   ARTICLE 11

                                  SURVEILLANCE

11.1 The Monitoring Committee shall ensure the observance of all provisions of the Act, government regulations issued on the basis of the Act and the conditions of the Operating Licence in the operation of the Health Sector Database. The Committee shall monitor all queries and processing from the Database and report regularly to the Science Ethics Committee on all queries made to the Database, including information on the parties submitting the queries. The Committee shall inform the Minister and the Data Protection Commission without delay if the Committee has reason to believe that there is any impropriety in the operation of the Database. The Committee shall also advise the Ministry of Health and Social Security and the Directorate of Public Health regarding the utilisation of information from the Database.

11.2 The Data Protection Commission is responsible for monitoring the creation and operation of the Health Sector Database with regard to the recording and handling of personal data and the security of data in the Database as well as monitoring adherence to its terms.

11.3 The Interdisciplinary Ethics Committee is responsible for assessing research conducted within the company of the Licensee and queries received. The assessment of the Committee shall reveal that there are no scientific or ethical objections to the performance of research or processing of queries.

11.4 The auditor of the annual financial statement of the Licensee shall annually, immediately following approval of the Licensee's annual financial statement, send to the Issuer confirmation of the fact that the provisions of the Operating Licence on financial segregation have been observed. The National Audit Bureau is responsible for monitoring that payments and statements of the Licensee proceed in conformance with the provisions of the Operating Licence and applicable legislation. The Licensee shall provide the National Audit Bureau with access to all relevant documents and information.

11.5 The Licensee shall not begin transfer of data to the Database and processing in the Database until such time as all conditions of the Operating Licence are met in the opinion of the parties responsible for monitoring the operation of the Database.

11.6 In the event of violation by the Licensee of provisions of the Operating Licence or the Act, the Minister shall issue a written warning with a reasonable deadline for amends. Inaction on the part of the Licensee, intent and gross negligence are subject to revocation of the Licence.



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                                   ARTICLE 12

                           ASSIGNMENT AND ENFORCEMENT

12.1 The Operating Licence and the Health Sector Database are neither assignable nor subject to enforcement of claims. The Operating Licence and the Database may not be pledged against any financial liability.

                                   ARTICLE 13

                                    DISPUTES

13.1 In the event of any dispute regarding performance pursuant to the Operating Licence or on the interpretation of the Operating Licence in other respects, such disputes shall be settled before the Icelandic courts. However, the parties may refer such disputes to arbitration if they so agree.

                                   ARTICLE 14

          REVOCATION OF LICENCE, SANCTIONS, PENALTIES AND COMPENSATION

14.1 As regards withdrawal and revocation of the Operating Licence, penalties and compensation, reference is made to Chapter VI of the Act on a Health Sector Database, cf. Articles 13-17 of the said Act.

                                   ARTICLE 15

                        TERM, REVIEW AND ISSUE OF LICENCE

15.1 The Operating Licence shall take effect on its date of issue with all the conditions, rights and obligations contained in the Licence. The Operating Licence is effective until and including 21 January 2012.

15.2 Processing in the Database shall not begin until such time as all the conditions of the Operating Licence have been met according to the assessment of surveillance authorities.

15.3 The Operating Licence shall be subjected to review no later than 1 October 2008. The Operating Licence may be subjected to review following a request to such effect from the Licensee or the Minister for Health and Social Security.

15.4 The Operating Licence is entirely subject to the provisions of Act No. 139/1998, on a Health Sector Database and government regulations issued on the basis of the Act. The Licence shall be subjected to review on the part of the Minister for Health and Social Security if amendments are made to the Act or regulations issued on the basis of the Act. The Operating Licence shall also be subjected to review if it is inconsistent with Icelandic law or rules or international agreements, conventions and covenants to which Iceland is a party at any time.



                     Ministry of Health and Social Security

                                 22 January 2000



                          Ingibjorg Palmadottir [sign.]



                           David A. Gunnarsson [sign.]

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